Exhibit 99.1

LIXTE Biotechnology to Acquire NOMAD Transportable Power Systems, the Market Leader in Mobile, Utility-Grade Battery Energy Storage Systems (BESS)

Company to be Renamed NOMAD Power Solutions • First-to-Market with the Mobile, Utility-Grade 1 MW BESS • Addressing a Multi-Hundred-Billion-Dollar Power Capacity Opportunity

BOCA RATON, Fla. & WATERBURY, Vt. — June 12, 2026 — LIXTE Biotechnology Holdings, Inc. (NASDAQ: LIXT) (“LIXTE” or the “Company”) today announced that it has entered into a definitive agreement to acquire 100% of NOMAD Transportable Power Systems, Inc. (“NOMAD”), the market leader in deployable, utility-grade battery energy storage systems (BESS) and the first company to bring a mobile, utility-grade 1 MW BESS to market. Upon closing, the Company will be renamed NOMAD Power Solutions.

“This transaction creates one of the first publicly traded companies singularly focused on solving one of the most significant constraints facing economic growth today — access to reliable electrical power,” said Geordan Pursglove, Chief Executive Officer of LIXTE Biotechnology Holdings, Inc.

The Power Availability Crisis

Artificial intelligence, electrification, manufacturing reshoring and grid modernization are driving unprecedented demand for electrical capacity across North America. Approximately 2.3 terawatts of generation and storage capacity currently remain in U.S. interconnection queues, and project development timelines have expanded from approximately two years historically to five to seven years or longer. Power availability — not power generation — has become the binding constraint on economic growth, opening one of the largest infrastructure opportunities in decades.

Market Leadership: First-to-Market with the Mobile, Utility-Grade 1 MW BESS

NOMAD pioneered the deployable utility-grade BESS category, becoming the first company to bring a mobile, utility-grade 1 MW BESS to market. The platform was designed from inception to meet the performance, safety and interconnection standards required by investor-owned utilities, electric cooperatives, municipal utilities and large industrial energy users — categories that smaller, non-utility-grade mobile battery solutions cannot address. The combination of UL 9540 full-system validation, a multi-year track record of utility-scale deployment and a growing customer base across major utility categories has established NOMAD as the leading provider of deployable, utility-grade battery power across North America.

The Structural Permitting Advantage of Mobile BESS

Permanent BESS projects routinely face development timelines of two to five years or longer, constrained by land use entitlements, environmental review, fire and safety review and the multi-year interconnection queue. Local zoning moratoria have further restricted permanent BESS deployment — in New York State alone, 108 local jurisdictions have enacted moratoria or bans on permanent BESS, with approximately 1 GW of permanent battery storage sidelined under these restrictions.

NOMAD’s mobile, transportable BESS architecture is deployed as equipment rather than permanent infrastructure, generally bypassing land use entitlements, NEPA / CEQA environmental review, local moratoria and the multi-year interconnection queue, while meeting UL 9540, NFPA 855 and IEEE 1547 safety and interconnection standards. Management believes this structural permitting and deployment advantage is one of the most underappreciated drivers of customer adoption and a defining competitive feature of the deployable BESS category.

Commercial Momentum

NOMAD has delivered exceptional revenue growth driven by structural demand for deployable, utility-grade power infrastructure. Revenue grew approximately 175% year-over-year in 2025, with management projecting further growth of approximately 135% year-over-year in 2026. Approximately 75% of sales activity is inbound, and the Company is engaged on more than 30 active utility, infrastructure and strategic customer opportunities across North America. Manufacturing capacity has scaled exponentially to accommodate this demand, supported by existing supply chain partnerships and manufacturing relationships.

Management Commentary

“Today’s announcement represents a transformational milestone for our shareholders,” said Geordan Pursglove, Chief Executive Officer of LIXTE Biotechnology Holdings, Inc. “NOMAD has built a proven operating platform and developed technology that directly addresses one of the most significant constraints facing economic growth today. This transaction positions the Company at the center of powerful long-term trends — artificial intelligence, electrification, grid modernization and industrial expansion — and establishes the foundation for a scalable infrastructure platform.”

“NOMAD has built the only mobile, utility-grade BESS platform that meets the performance, safety and interconnection standards of investor-owned utilities, electric cooperatives, municipal utilities and large industrial energy users. The acceleration in customer demand we are seeing across utility, AI infrastructure and industrial markets confirms that deployable BESS is becoming an essential layer of the modern grid. This transaction gives us the capital and public-market visibility to scale manufacturing, deepen our customer relationships and continue defining the category we created,” said John Travaglini, Chief Executive Officer of NOMAD Transportable Power Systems.

“NOMAD represents exactly the kind of infrastructure innovation the energy transition demands. As AI workloads and data center buildout accelerate power consumption at an unprecedented pace, our grid simply cannot absorb that demand through fixed assets alone. NOMAD’s ability to deploy megawatt-scale storage anywhere in under an hour — without the siting delays, permitting burdens, or capital lock-up of traditional installations — is a genuine breakthrough. For LIXTE, this acquisition is about owning a platform that is as flexible as the grid problems it solves.” said Stu Porter, Director of LIXTE Biotechnology Holdings, Inc.

Corporate Name Change

Following completion of the acquisition and subject to required approvals, the Company intends to change its name to NOMAD Power Solutions. The Company will provide details regarding any ticker symbol change in a subsequent announcement.

Transaction Details

Under the terms of the definitive agreement, LIXTE will acquire 100% of the outstanding equity of NOMAD.

About NOMAD Transportable Power Systems

NOMAD Transportable Power Systems is the market leader in deployable, utility-grade battery power infrastructure across North America and the first company to bring a mobile, utility-grade 1 MW BESS to market. The Company’s UL 9540-validated platform serves utilities, industrial operators, government agencies, critical infrastructure providers and emerging AI-driven applications through equipment sales, rentals and Energy-as-a-Service offerings.

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical and med-tech company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that LB-100, its lead compound and first-in-class lead clinical PP2A inhibitor, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on published preclinical data, LB-100 has the potential to significantly enhance chemotherapies and immunotherapies and improve outcomes for patients with cancer. It is part of a pioneering effort in an entirely new field of cancer biology – activation lethality – that is advancing a new treatment paradigm. LIXTE’s novel approach is covered by a comprehensive patent portfolio, with proof-of-concept clinical trials currently in progress for Ovarian Clear Cell Carcinoma, Metastatic Colon Cancer and Advanced Soft Tissue Sarcoma. Additional information can be found at www.lixte.com.

Through LIXTE’s wholly owned subsidiary, Liora Technologies Europe Ltd., the Company also is pioneering the development of electronically controlled proton therapy systems for treating tumors in various types of cancers. Liora’s proprietary flagship technology, LiGHT System, is believed to provide significant advantages over currently available technologies for treating tumors with proton therapy. Additional information about Liora Technologies can be found at www.lioratechnologies.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s strategic priorities, product development and business prospects, and the anticipated use of proceeds, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

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